                                                                   Exhibit 10.18

                             DATED, October 27, 1999

                    PIONEER POLSKI FUNDUSZ NIERUCHOMOSCI S.A

                                      -and-

                 PIONEER REAL ESTATE ADVISORS POLAND SP. Z O.O.

              -----------------------------------------------------
                          INVESTMENT ADVISORY AGREEMENT

                                -in relation to-

                  The Pioneer Polski Fundusz Nieruchomosci S.A.

                 real estate portfolio in the Republic of Poland
              -----------------------------------------------------

                           Cameron Mckenna Sp. z o.o.
                             Warsaw Financial Center
                              ul. Emilii Plater 53
                                  00-113 Warsaw

                               T +48 (22) 520 5555

                               F +48 (22) 520 5556

Exhibit 12                 INVESTMENT ADVISORY AGREEMENT           Page 2 of 22
--------------------------------------------------------------------------------


THIS AGREEMENT is made the 27th day of October 1999

BETWEEN:

1. PIONEER POLSKI FUNDUSZ NIERUCHOMOSCI S.A a joint stock company incorporated under the laws of the Republic of Poland with its seat in Warsaw (the "FUND")

and

2. PIONEER REAL ESTATE ADVISORS POLAND Sp. z o.o., a company incorporated with limited liability under the laws of the Republic of Poland with its seat in Warsaw (the "INVESTMENT ADVISOR")

WHEREBY IT IS AGREED AS FOLLOWS:

1. In this Agreement the following expressions have the meanings ascribed to them below:-

      1.1.  "RENT"

            A sum payable by an occupational tenant or other user or occupier of any property (or a part thereof) included in the Portfolio for the use of such property. For the avoidance of doubt this shall include separate fees payable in respect of car parking spaces and/or turnover rents. As a turnover rent is meant a rent based as a percentage of the sales turnover of the Tenant.

      1.2.  "ANCILLARY FEES"

            Closing fees, consulting fees, advisory fees, transaction fees, break-up fees and directors fees paid to the Investment Advisor by any Portfolio company, other than amounts in reimbursement of out-of-pocket expenses and fees earned by the Investment Advisor or its Affiliates pursuant to other agreements with the Fund.

      1.3.  "FUND DOCUMENTS"

            the Statute of the Fund, a revised and restated Subscription and Shareholders' Agreement, Investment Advisory Agreement, Pioneer Group Letter Agreement, Strategic Advisory Agreement, Umbrella Services Agreement.

      1.4.  "INVESTMENT ADVISOR"

            Where the context so requires, references to the Investment Advisor shall include its officers, shareholders and employees.

      1.5.  "STRATEGIC ADVISOR"

            means Pioneer Real Estate Advisors, Inc., a corporation incorporated with limited liability in the State of Delaware, United States of America.

      1.6.  "TENANTS"

            All persons occupying by virtue of Leases one or several properties (or a part thereof) comprised in the Portfolio.

      1.7.  "SENIOR INVESTMENT ADVISOR"

            Mr Gren Carr Jones or such other person appointed by the Investment

Exhibit 12                 INVESTMENT ADVISORY AGREEMENT           Page 3 of 22
--------------------------------------------------------------------------------


            Advisor from time to time.

      1.8.  "PURCHASERS"

            Persons to whom the Fund shall sell or attempt to sell any properties forming part of the Portfolio, and their authorised representatives and advisors.

      1.9.  "TERM"

            The period commencing at midnight on October 27, 1999 and ending at midnight on the date of distribution of all the assets of the Fund between the Shareholders.

      1.10. "SERVICE CHARGE"

            A charge payable by any Tenant of a property in the Portfolio under the terms of its lease for the provision by the Fund of services for the Portfolio including the Fund's costs and expenses of managing the Portfolio and any other fees and expenses to the extent permitted by the Leases.

      1.11. "FEES"

            The fees specified in the SCHEDULE 1 to this Agreement.

      1.12. "AFFILIATE"

            means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this Agreement. "CONTROL" shall mean the ability to direct the activities of the controlled Person by lawful means.

      1.13. "PERSON"

            means and includes (i) an individual, (ii) a legal entity, organisation, partnership, registered partnership or limited partnership, and (iii) the State Treasury or a local authority ("GOVERNMENTAL AUTHORITY") or any department or agency thereof.

      1.14. "PORTFOLIO"

            All such properties and/or companies ("PORTFOLIO COMPANIES") (including without limitation land and buildings and other facilities and improvements, agreements rights and interests relating thereto) as the Fund owns or shall own during the Term in the Republic of Poland. References to the Portfolio in this agreement shall (where the context so requires) include references to individual properties comprised therein or held by Portfolio Companies from time to time and to part or parts thereof.

      1.15. "FUND'S REPRESENTATIVE"

            Any one of not less than two people nominated in writing by the Fund to the Investment Advisor from time to time, to whom the Investment Advisor can look for instructions.

      1.16. "RESERVES"

            Those amounts considered prudent by the Investment Advisor to be maintained (in the Designated Account) with respect to the Portfolio for the operation, maintenance and improvement thereof from time to time.

      1.17. "VENDORS"

            Any Persons from whom the Fund shall acquire or seek to acquire any

Exhibit 12                 INVESTMENT ADVISORY AGREEMENT           Page 4 of 22
--------------------------------------------------------------------------------


            properties to form part of the Portfolio, and their authorised representatives and advisors.

      1.18. "LEASES"

            All leases of land or other agreements or rights under which Tenants lawfully occupy or use any premises contained in a property forming part of the Portfolio whether originally granted by the Fund or a Vendor, or created by operation of law.

      1.19. "ADVISORY SERVICES"

            The services described in the SCHEDULE 1 to this Agreement.

      1.20. "AUTHORITIES"

            The Polish Government or any of its ministries or agencies, the Tax Chamber, Gminas, Unions of Gminas, City Authorities, and any other bodies exercising lawful authority over any of the properties comprised in the Portfolio.

      1.21. "DESIGNATED ACCOUNT"

            An account or accounts at the Fund's bank, full details of which shall be provided by the Fund to the Investment Advisor from time to time in writing. For the avoidance of doubt the Designated Account shall be opened and maintained in the name and on behalf of the Fund.

      1.22. "CONTRACTORS"

            Third parties providing services to the Fund on terms and conditions which would be contracted between two independent parties in relation to the Portfolio.

2. The Fund hereby appoints the Investment Advisor to act as the investment advisor of the Fund in relation to its Portfolio, for the Term or until earlier termination of this Agreement. The Investment Advisor accepts the appointment and agrees to provide the Advisory Services on the terms and conditions set out in this Agreement.

3. Subject to Clause 6 below, for so long as this Agreement is in force the Fund shall pay the Investment Advisor the Fees at the times and in the manner set out in SCHEDULE 1 to this Agreement. Save as specifically agreed to the contrary in any other agreements with the Fund for the provision of other services, any Ancillary Fees received by the Investment Advisor, Pioneer Pierwsze Polskie Towarzystwo Funduszy Inwestycyjnych S.A., any of their Affiliates, or any of their employees from any of the Portfolio Companies shall be accounted for to the Fund, either by direct payment or by corresponding reductions in the Fees payable from time to time.

4. The Management Board of the Fund shall promptly provide the Investment Advisor, on request, with all such written approvals authorisations and powers of attorney as may be necessary or desirable to permit the Investment Advisor to fulfil its obligations under this Agreement, provided the Management Board complies with all contractual documents and receives required approvals from Supervisory Board, Investment Committee and General Meeting of Shareholders.

5.    Costs and Expenses

      5.1. The Fund will bear organisational and offering expenses of the Fund, including placements fees, up to an aggregate amount equal to 1% of the

Exhibit 12                 INVESTMENT ADVISORY AGREEMENT           Page 5 of 22
--------------------------------------------------------------------------------


            total commitments as prescribed in Clause 3 of the Subscription and the Shareholders Agreement dated as of October 27, 1999 ("COMMITMENTS"), as from time to time amended. Such amount will be used to pay or to reimburse the Investment Advisor or its Affiliates for payment of third party legal, accounting, printing and similar offering and organisational costs, and an allocable share of the Investment Advisor's overhead and salary expenses to the extent attributable to the organisation of the Fund and the offering. Any such expenses in excess of the above amounts will be borne by the Strategic Advisor.

      5.2. The Fund will bear transaction costs and expenses directly related to the purchase, holding or sale of Portfolio Company or a Portfolio or a part thereof, annual auditing fees of the Fund, bank charges, legal fees and expenses (e.g. leasing fees and property and facility management fees not reimbursed by Tenants), reasonable out-of-pocket expenses of the Investment Committee and the Supervisory Board, taxes payable by the Fund and nominal salaries of Management Board, Supervisory Board and Investment Committee personnel (not to exceed $5,000 US per member per year) (the "FUND EXPENSES").

      5.3. All costs and expenses, including the Fees, all professional and other costs relating to properties in the Portfolio, the employment costs of building managers for such properties, and such office and telephone expenses as it shall be necessary to incur in order to provide such office as shall be required for the purpose of maintaining the registration of the Fund with the Urzad Skarbowy (tax office) or other such Authorities, shall be borne by the Fund and paid from the Designated Account.

      5.4. All third party costs and expenses in relation to properties considered for acquisition by the Fund shall be borne by the Fund and paid from the Designated Account.

      5.5. All costs and expenses of employing a suitably qualified person to provide leasing services to the Fund in relation to the Portfolio shall be borne by the Fund, if provision is made for the employment of such a person in the Fund's annual budget.

      5.6. The annual budget for the Fund Expenses will be subject to the approval of the Supervisory Board of the Fund.

      5.7. If funds in the Designated Account are insufficient, the Fund shall promptly provide the necessary funds at the Investment Advisor's request. The Investment Advisor is not obliged to advance funds to pay such costs and expenses. If it does so, the Fund shall promptly reimburse the Investment Advisor on request, and shall pay interest on funds so advanced at a rate equal to four percent (4%) above the prime rate for unsecured short term (3 months) loans from time to time announced by Citibank (Poland) SA in Warsaw until the date of reimbursement.

6. The Investment Advisor shall exercise the powers granted hereunder and discharge its duties hereunder in the best interests of the Fund and, in connection therewith, shall exercise the degree of care, skill and diligence that a prudent investment advisor would exercise, having due regard at all times to the interests of the Fund in its capacity as landlord under the Leases and to the good name and institutional standing of the Fund.

Exhibit 12                 INVESTMENT ADVISORY AGREEMENT           Page 6 of 22
--------------------------------------------------------------------------------


7.    Conflicts of Interest

      7.1. The Investment Advisor hereby accepts the obligations of the Pioneer Group, Inc. set out in the letter agreement between The Pioneer Group, Inc. and the Fund dated the date hereof (the "PIONEER GROUP LETTER AGREEMENT" a copy of which is appended to this agreement as
            Schedule 2) as direct obligations of the Investment Advisor only with respect to the direct actions of the Investment Advisor and not of any Affiliates.

      7.2. Subject to Clauses 6 and 8, nothing in this Agreement shall preclude the Investment Advisor from providing independent advice on real estate investment to third parties in the Republic of Poland.

      7.3. The Investment Advisor acknowledges that the Fund will not invest in any property owned by any of its Affiliates, or in a company any of whose shares are held thereby directly or indirectly, or which has borrowed funds therefrom without a prior resolution of the Supervisory Board pursuant to Article 8.10 (r) of the Fund's Statute.

      7.4. In the event that the Investment Advisor recommends that the Fund shall invest in a property or company advised by the Investment Advisor or its Affiliates, it shall make full disclosure of the terms on which such services have been provided at the time of such recommendation.

8.    Confidentiality.

      8.1. For purposes of this Clause 8, the term "CONFIDENTIAL INFORMATION" shall mean, by way of illustration and not limitation, all knowledge or information (whether or not patentable and whether or not copyrightable) owned, possessed or used by Investment Advisor, including without limitation, any invention, discovery, computer software, software documentation, data, technology, designs, innovations, improvements, vendor information, customer information, apparatus, equipment, trade secret, process, research, report technical data, know-how, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost and employee list that is disclosed by, or on behalf of the Fund to the Investment Advisor or that is otherwise obtained by the Investment Advisor in the course of performance of services hereunder, as well as all data derived therefrom.

      8.2. The Investment Advisor undertakes that both during the term of this Agreement and after its termination it will:

            8.2.1. preserve and cause its employees, agents and representatives to preserve the confidentiality of any Confidential Information;

            8.2.2. use Confidential Information only for the Investment Advisor's activities in accordance with the terms of this Agreement.

      8.3. The Investment Advisor's obligations under this Clause 8 shall not apply to any information that:

            8.3.1. is or becomes known to the general public under circumstances involving no breach by the Investment Advisor or others of the terms of this Clause 8;

            8.3.2. is generally disclosed to third parties by the Fund without restriction on such third parties;

Exhibit 12                 INVESTMENT ADVISORY AGREEMENT           Page 7 of 22
--------------------------------------------------------------------------------


            8.3.3. is disclosed on confidential terms to lawyers or other professional advisors of the Fund or the Investment Advisor;

            8.3.4. is disclosed as required by applicable laws or regulations, courts of competent jurisdiction, regulatory authorities, any stock exchange on which shares of the Fund are proposed to be offered, or in connection with any arbitration between the parties to this agreement;

            8.3.5. is disclosed in pursuance of the Investment Advisor's obligations under Clause 6 of this Agreement.

9.    The Investment Advisor shall:-

      9.1. maintain staff with training and experience adequate for the performance of the Investment Advisor's obligations under this Agreement;

      9.2. maintain full-time offices in Warsaw, the Republic of Poland throughout the Term;

      9.3. be responsible for its own office and administrative expenses, including fees or other compensation paid to the Strategic Advisor, and the salaries, travel costs, benefits and other compensation of its employees (save to the extent that such are provided for in the annual budget of the Fund);

      9.4. ensure that the Advisory Services are provided under the supervision of the Senior Investment Advisor;

      9.5. ensure that copyright in all plans and documents prepared by or for the Investment Advisor in connection with the Portfolio is vested in the Fund and that all such documents (together with all accounts schedules and other records prepared or maintained by the Investment Advisor in relation to the Portfolio) are delivered to the Fund (or as directed by the Fund) at the expiry or termination of this Agreement;

      9.6. accept instructions in relation to the management of the Portfolio only from the Fund's Representative and deliver all notices, reports, accounts and other communications to be provided to the Fund under the terms of this Agreement to the Fund's Representative or as s/he may direct;

      9.7.  inform in writing the Supervisory Board of the Fund:-

            9.7.1. of any business activities in which it or its Affiliates are involved which are not related to the Fund and which could create an opportunity for conflicts of interest to arise in relation to the Fund's investment activity, and

            9.7.2. of any proposed Fund investments in which any Shareholder of the Fund has a vested interest of which the Investment Advisor is aware; and

      9.8. provide copies to the Supervisory Board of the Fund of its annual financial statements;

      9.9. throughout the Term at its own expense employ as Senior Investment Advisor an individual to be approved by the Fund (such approval is hereby given in relation to Mr. Gren Carr Jones and shall not be unreasonably withheld in future in relation to any suitably qualified person) PROVIDED ALWAYS that the Investment Advisor shall

Exhibit 12                 INVESTMENT ADVISORY AGREEMENT           Page 8 of 22
--------------------------------------------------------------------------------


            designate another of its employees acting as Senior Investment Advisor for any period between the departure from the Investment Advisor's employment of the Senior Investment Advisor and the appointment of a replacement and for any period when the Senior Investment Advisor is absent through illness or otherwise for a period in excess of 14 working days. The Senior Investment Advisor (or acting Senior Investment Advisor) or a person performing the duties of the Senior Investment Advisor shall be based in Warsaw and shall devote him or herself on at least 80% of full-time basis or more if it is necessary for the successful operation of the Fund to the performance of the Investment Advisor's duties under this Agreement;

      9.10. be entitled to consult the Fund's lawyers and accountants at the Fund's expense on all matters relating to the Portfolio, where such consultation is reasonably necessary for the proper performance by the Investment Advisor of its duties hereunder or for the protection of the interests of the Fund;

      9.11. be entitled to represent itself to third parties as the authorised agent of the Fund in relation to all matters pertaining to the performance by the Investment Advisor of its obligations hereunder and to require the Fund to grant any powers of attorney as may be required to evidence such authority to third parties;

      9.12. be entitled to rely upon the accuracy of, and act in accordance with, information supplied to it by the Fund;

      9.13. on request, prepare on behalf of the Fund and issue to its Shareholders first draft "trial balance" financial reports within five (5) days of the end of each quarter, on the strict understanding that neither the Investment Advisor nor any of its respective directors, officers and employees shall be held liable for the accuracy or completeness thereof;

      9.14. on request, prepare on behalf of the Fund and issue to its Shareholders separate editions of the Fund's financial reports (as required by the Fund Documents to be produced to Shareholders) which shall, to the Investment Advisor's best efforts, comply with International Generally Accepted Accounting Principles from time to time.

10. The Investment Advisor will enter into a strategic advisory agreement with the Strategic Advisor, pursuant to which the Strategic Advisor will provide certain advisory and other services to the Investment Advisor. The Fund shall have no direct contractual relationship with the Strategic Advisor, who shall be a subcontractor to the Investment Advisor and compensated by the Investment Advisor from the Fees.

11. The Investment Advisor represents and warrants to the Fund that it is duly established, organised and existing under the laws of the Republic of Poland and has all requisite power and authority under its Statute and the laws of the Republic of Poland to carry out the Advisory Services and to execute, deliver and perform this Agreement and each of the other Fund Documents to which it is or will be a party.

12. All investment recommendations by the Investment Advisor in connection with the Fund shall be reviewed by and shall be subject to the prior approval of the Fund.

Exhibit 12                 INVESTMENT ADVISORY AGREEMENT           Page 9 of 22
--------------------------------------------------------------------------------


13. Except as expressly authorised herein or as the Fund may delegate powers to the Investment Advisor, the Investment Advisor shall not be authorised to manage the affairs of, act in the name of or bind the Fund in any manner whatsoever.

14.   Termination

      14.1. The Fund shall be entitled to terminate this agreement at any time upon written notice to the Investment Advisor, accompanied by written evidence of a resolution passed by a two thirds (2/3) majority as provided for in the Fund's Statute of all the Fund's Shareholders (excluding any Affiliate of the Investment Advisor), but only either:

            14.1.1. for "good cause" (wazny powod), which for the purposes of this provision shall be defined as-

                    14.1.1.1. a material breach by the Investment Advisor of its material obligations under this Agreement or any negligent act which is not promptly undertaken (using reasonable endeavours) to be cured and is not cured within sixty (60) days of the notice from the Fund requiring that such breach be cured; or

                    14.1.1.2. wilful misconduct, gross negligence or fraud (a)
                              of any employee of the Investment Advisor having remained unremedied to the entire satisfaction of the Fund after seven (7) business days prior notice by the Fund to the Investment Advisor, or
                              (b) of a senior officer of the Investment Advisor (including without limitation any member of the Board of Management of the Investment Advisor) in either case in relation to this Agreement; or

                    14.1.1.3. the Investment Advisor or Pioneer Real Estate
                              Advisors, Inc. shall become insolvent. For the purposes of this clause, a Person shall be deemed to be insolvent if (a) he is generally unable to meet his obligations as they generally become due or (b) has ceased paying his current obligations in the ordinary course of business as they generally become due, or (c) if the aggregate of his assets is not, at a fair valuation, sufficient (or if disposed of by a fairly-conducted sale by legal process would not be sufficient) to enable payment of all his obligations, due and accruing and remains insufficient fifteen (15) days after written notice by the Fund of its intention to terminate this Agreement; or

                    14.1.1.4. the Investment Advisor ceases to be directly or
                              indirectly controlled by The Pioneer Group Inc.;

                    14.1.1.5. if the Investment Advisor:

                              14.1.1.5.1. has a receiver, administrative
                                          receiver or administrator appointed
                                          over all or any of its assets or
                                          undertakings; or

                              14.1.1.5.2. passes a resolution to wind up or has
                                          a liquidator appointed; or

                              14.1.1.5.3. ceases or threatens to cease trading.

Exhibit 12                 INVESTMENT ADVISORY AGREEMENT          Page 10 of 22
--------------------------------------------------------------------------------


            14.1.2. in the event that the following benchmarks have not been met by the specified dates (whether or not by any fault on the part of the Investment Advisor):-

                    14.1.2.1. if as of October 27, 2001 at least one third of
                              the Fund's capital shall have been invested pursuant to Article 6 (a) and/or (c) of the Statute of the Fund; or

                    14.1.2.2. if as of October 27, 2002 at least two-thirds of the Fund's capital shall have been invested pursuant to Article 6 (a) and/or (c) of the Statute of the Fund;

            14.1.3. in the event that none of The Pioneer Group, Inc. or any of its Affiliates any longer hold Class B shares in the Fund;

            14.1.4. in the event of a material breach by a Pioneer entity (as defined in the Subscription and Shareholders' Agreement) or its Affiliate of its/their material obligation/obligations under the Fund Documents which is not cured within (sixty) 60 days of notice from the Fund to that Pioneer entity requiring that such breach be cured;

            14.1.5. if any Property Management Agreement in the form of Schedule
                    3 to the Umbrella Services Agreement (where a Investment Advisor's Affiliate is the Managing Agent) or any Development Management Agreement in the form of Schedule 4 to the Umbrella Services Agreement (where a Investment Advisor's Affiliate is the Development Manager) is terminated by the Fund for good cause (as defined under the relevant Agreement).

      14.2. In the event this Agreement is terminated other than for one or more of the reasons listed under Clause 14.1.1 above, the Investment Advisor shall be entitled to retain a percentage of the Incentive Fee equal to a fraction, the numerator of which is the total cost of all the investments made by the Fund prior to the effective date of termination, plus the total cost of all the investments made thereafter to the extent that the Investment Advisor identified (by submitting a proposal to the Investment Committee) such investments prior to such date, and the denominator of which is the total cost of all investments made by the Fund, in each case determined as of the date of payment of any amount of the Incentive Fee.

      14.3. The Investment Advisor shall be entitled to terminate this Agreement at any time upon ninety (90) days written notice to the Fund in the event that the Fund shall be in material breach of any of its monetary obligations under this Agreement and such breach shall not have been cured within 90 days of a written notice from the Investment Advisor to the Fund (copied to the members of the Supervisory Board of the Fund) requiring such breach to be cured and upon one hundred and eighty (180) days written notice to the Fund in the event that the Fund shall be in material breach of any of its non-monetary obligations under this Agreement and such breach shall not have been cured within 180 days of a written notice from the Investment Advisor to the Fund (copied to the members of the Supervisory Board of the Fund) requiring such breach to be cured.

      14.4. Any termination of this Agreement under the terms of this clause 14 shall

Exhibit 12                 INVESTMENT ADVISORY AGREEMENT          Page 11 of 22
--------------------------------------------------------------------------------


            be without prejudice to the rights of either party hereto subsisting at the date of such termination.

15. The Fund shall indemnify the Investment Advisor against all claims, costs, losses and other liabilities whatsoever arising in connection with the Portfolio or the management thereof, except insofar as they arise from fraud, wilful misconduct or negligence of the Investment Advisor.

16. This Agreement is personal to the Fund and the Investment Advisor and is not assignable.

17. In this Agreement any words importing one gender include all other genders and words importing the singular include the plural and vice versa.

18. If at any time the Fund or the Investment Advisor are two or more individuals the terms the "FUND" and the "INVESTMENT ADVISOR" include the plural number and obligations expressed or implied to be made by or with such party are deemed to be made by or with such individuals jointly and severally.

19.   Governing Law

      This Agreement shall be governed in all respects by the Laws of the Republic of Poland.

20.   Arbitration

      Any claims or disputes between the parties arising out of or relating to this Agreement, which cannot be resolved in an amicable fashion shall be settled by an ad hoc arbitration court sitting in Warsaw, the Republic of Poland (the "ARBITRATION COURT"). The arbitration proceedings shall be conducted in accordance with the Rules of Arbitration of the United Nations Commission on International Trade Law (the "UNCITRAL ARBITRATION RULES") in force at the time of submittal of the dispute to arbitration. The proceedings shall be conducted in the English language. There shall be one arbitrator appointed jointly by such of the Parties as are in dispute. The President of the London Court of International Arbitration in London, England shall act as appointing authority under the UNCITRAL Arbitration Rules if the Parties in dispute fail to appoint the arbitrator jointly within the limits specified in the UNICITRAL Arbitration Rules. If the President of the London Court of International Arbitration will refuse or fail to appoint the arbitrator, either Party may request the Secretary-General of the Permanent Court of Arbitration at The Hague to designate an appointing authority in London, England, which shall then appoint the arbitrator. In case either Party challenges the appointed arbitrator, then the decision on the challenge shall be made by the appointing authority and in case any Party shall file an objection that the arbitrator has no jurisdiction or has exceeded its jurisdiction then the appointing authority shall rule on the objection.

21.   Entire Agreement

      21.1. Any amendments to this Agreement shall be made in writing and signed by each of the parties to be valid.

      21.2. This Agreement, the Schedules hereto, and all documents and agreements entered into or to be entered into pursuant thereto, represent the entire understanding and agreement between the parties with respect to the subject matter of this Agreement.

      21.3. From the date hereof this Agreement supersedes any and all prior

Exhibit 12                 INVESTMENT ADVISORY AGREEMENT          Page 12 of 22
--------------------------------------------------------------------------------


            agreements between the parties, which said agreements (if any) are hereby terminated and of no further force and effect.

22.   Severability

      Any provision of this Agreement that is prohibited or unenforceable under the laws of any jurisdiction which affects the performance or enforceability of this Agreement shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

23.   Waiver

      Any of the provisions of this Agreement may be waived by the party or parties entitled to the benefit thereof. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing to be valid.

24.   Counterparts

      This Agreement has been signed in two English and Polish language copies, one for each of the parties. In the event of any discrepancies between the English and Polish versions, English version shall prevail.

25.   Interpretation

      25.1. The Index and Article headings contained in this Agreement are for convenience only and shall not affect the construction of this Agreement;

      25.2. The schedule is deemed to be incorporated into this Agreement, and a reference to this "AGREEMENT" includes a reference to the schedule;

      25.3. References to any funds being "INVESTED" shall mean "INVESTED OR COMMITTED TO BE INVESTED".

26.   Notices

      Unless provided otherwise all notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by telefax, reputable overnight courier (including but not limited to DHL or Federal Express), registered or certified mail (postage pre paid, return receipt requested) to the parties at the following addresses:

IF TO THE FUND:-
PIONEER POLSKI FUNDUSZ NIERUCHOMOSCI S.A.
Plac Trzech Krzyzy 8,
00-499 Warsaw, Poland
Att: "Zarzad"
Telephone: +48 (22) 627 27 50
Telefax::  +48 (22) 627 27 60

WITH A COPY TO
Pioneer Real Estate Advisors, Inc.
60 State Street
Boston, MA 02-139, USA

Exhibit 12                 INVESTMENT ADVISORY AGREEMENT          Page 13 of 22
--------------------------------------------------------------------------------


Att.   Mr Amos J. Rogers III
Telephone: +1(617) 742 78 25
Telefax::  +1(617) 422 42 86

Towarzystwo Obrotu Nieruchomosciami AGRO S.A.
22 Sielecka St.
00-738 Warsaw, Poland
Att.: Mr. Jan Wojciech Podobas
      the President of the Board of Management
Tel.: + 48(22) 699 4123
Fax:  + 48(22) 699 4122

CADIM Servotech B.V.
800, Square Victoria, Suite 4400
P.O.B. 118
Montreal, Quebec, Canada H4Z 1B7
Att.: V.P. Legal
Tel.: (514) 875-3319
Fax:  (514) 875-3328

cc:
CADIM Servotech B.V.
Herengracht 483
1017 BT Amsterdam
The Netherlands
Att.: Mr. J. Bradley Unsworth
Tel.:
Fax:

Lafleur Brown
1 Place Ville Marie, 37 floor
H3B 3P4 Montreal, Quebec, Canada
Tel.: (514) 878 9641
Fax:  (514) 878 1450

Beata Gessel and Partners
8 Widok St.
00-023 Warsaw, Poland
Tel.: + 48 22 690 69 01
Fax:  + 48 22 690 69 31

European Bank for Reconstruction and Development
One Exchange Square
London, EC2A 2JN
Great Britain
Att.: Operation Administrative Unit
Tel.: + 44 20 733 86 000
Fax:  + 44 20 733 86 100

Fundacja na Rzecz Nauki Polskiej
ul. Grazyny 11

Exhibit 12                  INVESTMENT ADVISORY AGREEMENT         Page 14 of 22
--------------------------------------------------------------------------------


02-548 Warszawa, Polska
Att.: Mr. Maciej W. Gralski

IF TO THE INVESTMENT ADVISOR:

Pioneer Real Estate Advisors Poland Sp. Z O.O.
Plac Trzech Krzyzy 8,
00-499 Warsaw, Poland
Attn: Mr Gren Carr Jones
Telephone: +48 (22) 627 27 50
Tel./fax:  +48 (22) 627 27 60

WITH A COPY TO
The Pioneer Group
60 State Street
Boston MA 02109
The United States of America
Attn: Mr Bob Nault
Telephone: +(1) 617 742-7825
Telefax:   +(1) 617 422-4286

WITH A COPY TO
Pioneer Real Estate Advisors, Inc.
60 State Street
Boston, MA 02-139, USA
Att. Mr Amos J. Rogers III
Telephone: +1 (617) 742 78 25
Telefax::  +1 (617) 422 42 86

All notice and communications shall be deemed delivered on the day of the receipt thereof by the addressee. All notice and communications shall be copied to all the shareholders of the Fund.

AS WITNESS the hands of authorised signatories for the Fund and the Investment Advisor today.

Exhibit 12                  INVESTMENT ADVISORY AGREEMENT         Page 15 of 22
--------------------------------------------------------------------------------


PIONEER POLSKI FUNDUSZ NIERUCHOMOSCI S.A.


Signature: /s/ Alicja Malecka-Salomon
           -----------------------------------

Name: Alicja Malecka-Salomon

Title: Vice President of the Management Board


Signature: /s/ Amos Rogers
           -----------------------------------

Name: Amos Rogers

Title: Member of the Management Board


PIONEER REAL ESTATE ADVISORS POLAND SP. Z O.O.


Signature: Gren Carr-Jones
           -----------------------------------

Name: Gren Carr-Jones

Title: Member of the Management Board

Exhibit 12                  INVESTMENT ADVISORY AGREEMENT         Page 16 of 22
--------------------------------------------------------------------------------


                                   SCHEDULE 1

                                SERVICES AND FEES

I. ADVISORY SERVICES

      Subject to the supervision of the Investment Committee and Supervisory Board of the Fund, the Investment Advisor shall provide fund management services to the Fund including services set out below:

1. Identifying and evaluating investment opportunities in the Republic of Poland which comply with the Investment Guidelines (attached as Exhibit to the Subscription and Shareholders' Agreement) and the Environmental Procedures set forth in Annexes A & B to this Schedule 1, including without limitation (a) analysing and investigating investment opportunities; (b) structuring investments held directly by the Fund; (c) structuring investments held in Portfolio Companies; (d) negotiating, structuring and supervising the documentation of debt financing, or refinancing for Fund investments, (e) conducting due diligence, negotiating the terms of, and supervising the preparation and review of, all documents required to complete investment transactions of the Fund; and

2. Developing and implementing accounting and information management systems, including systems to maintain detailed accounts of income and expenses in relation to individual properties comprising the Portfolio; and

3. Monitoring the performance of investments of the Fund and providing advice to the Fund with respect to corporate and financial matters and overall strategic advice, including in connection with any refinancing or restructuring of any Fund investment; also, where appropriate (a) negotiating any active role in the management of Portfolio Companies, including having representatives of the Investment Advisor or Strategic Advisor serve on the boards or directors or other corporate governance bodies of Portfolio Companies, and (b) providing advice to the management of Portfolio Companies, with respect to corporate and financial matters and overall strategic advice, including in connection with any refinancing or restructuring of a Portfolio Company's capital structure; and

4. Evaluating, structuring and supervising the timing and method of disposition or liquidation of investments of the Fund; and

5. Providing portfolio management services to the Fund, including strategic advice relating to the balance of commercial, retail, residential and industrial real estate included in the Portfolio; and

6. Preparing or providing assistance to the Fund in the preparation of the Fund's Annual Budget, annual financial statements, investment reports and annual environmental reports (as contemplated in the Environmental Procedures attached hereto).

Exhibit 12                  INVESTMENT ADVISORY AGREEMENT         Page 17 of 22
--------------------------------------------------------------------------------


II. FEES

1.    THE ADVISORY FEE

      1.1. During the Investment Period, as defined in the Subscription and Shareholders Agreement, the Investment Advisor will be entitled to an annual base advisory fee equal to 2 % of the Fund's "Net Capital" (as hereinafter defined). "NET CAPITAL" means the sum of (i) total Commitments, as specified in Article 3 of the Subscription and Shareholders Agreement (which shall be reduced, after the last day on which Commitments can be called for, by the amount of Commitments which are not called for), (ii) the amount of the net capital gains of the Fund which are reinvested in real estate investments or any Portfolio Company, and (iii) net ordinary income reinvested in real estates by the Fund or any Portfolio Company, minus the sum of (a) the cost basis of investments which have been disposed of, the proceeds of which are distributed to the Shareholders, (b) realised losses on Fund investments and (c) the amount of Commitment cancelled and/or returned pursuant to the terms of the Subscription and Shareholders' Agreement dated October 27th 1999. The base advisory fee is payable quarterly in advance on the last day of the calendar quarter preceding the calendar quarter for which the payments is made. Base advisory fee will be paid out of Fund revenues or paid-in Commitments. Commitments mean the amounts expressed in United States Dollars committed by the Shareholders in the Fund for investment into the Fund pursuant to the Subscription and Shareholders Agreement referred to above.

      1.2. After completion of the Investment Period, the annual base advisory fee will be reduced to 1.5% of the Fund's Net Capital.

      1.3. In case a Commitment is reduced pursuant to the terms of the Subscription and Shareholders' Agreement, the amount of the Advisory Fee will be calculated on the amount actually subscribed by each Shareholder. The adjustment of the Advisory Fee shall take place after 6 months from the reduction of the subscription. In case a Commitment is reduced due to a Shareholder's default, the annual base Advisory Fee shall remain unchanged. However, the amount of the Advisory Fee due from the defaulted Commitment shall only be paid from any penalty payments received from the defaulting Shareholder. For the avoidance of doubt the remaining Shareholders and the Fund will not be liable to pay this proportion of the Advisory Fee, which will be due only from the penalty paid by the defaulting Shareholder.

2.    INCENTIVE FEE

      2.1. The Investment Advisor shall be entitled to an annual incentive advisory fee (the "INCENTIVE FEE"). The Incentive Fee shall be equal to 25% of all amounts to be available for distribution by the Fund to its Shareholders after payment of the Incentive Fee from and after the date on which the Incentive Fee becomes payable. (For example purposes only: when the Incentive Fee becomes payable and the Fund has $100 available for distribution before payment of the Incentive Fee it shall distribute $80 to the Shareholders and $20 to the Investment Advisor as Incentive Fee as $20 is equal to 25% of $80, which is the amount available for distribution after payment of the Incentive Fee).

Exhibit 12                 INVESTMENT ADVISORY AGREEMENT          Page 18 of 22
--------------------------------------------------------------------------------


      2.2. The Incentive Fee shall become payable on the date on which the Fund has paid aggregate dividends or distributions for all subscribed shares equal to US$ 28.88 per share plus a 10% per annum US$ cumulative return compounded annual thereon (i.e. return of original investment capital plus 10% per annum preferred compounded annually return) and otherwise referred to as IRR as described in Section II paragraph 2.4 below.

      2.3. Furthermore, the Incentive Fee shall increase to 27.5% of all amounts available for distribution to Shareholders after payment of the Incentive Fee on the date on which the Fund's Shareholders have received aggregate dividends or distributions which provide a 28% US$ internal rate of return (IRR).

      2.4. For the purposes of this Agreement the IRR is the percentage rate at which the positive (outflows from the Fund to Shareholders) or negative (inflows from Shareholders to the Fund) cash flows to/from the Shareholders must be discounted so that the net present value of those cash flows would be equal to zero. The IRR shall be calculated using the IRR function of Microsoft Excel. All cash flows shall be recorded as of the last day of the quarter in which they are paid by or paid to the Shareholders. Cash inflows shall include actual capital funded by Shareholders (exclusive of any penalties) and cash outflows shall include cash distributions made to Shareholders inclusive of interim dividends and residual or liquidation proceeds.

      2.5. Such IRR shall be calculated on the basis of the amounts paid in by the Shareholders in the Fund and expressed in US Dollars pursuant to the Exchange Rate as specified in the Subscription and Shareholders Agreement, and amounts paid out to Shareholders shall be expressed in US dollars calculated in accordance with the average exchange rate of the National Bank of the Republic of Poland on the last working day preceding the day of making payment (which for the purpose of this Agreement is a day of debiting of Fund's account).

      2.6. The Incentive Fee (if any) will be paid as and when corresponding distributions are made to the Shareholders.

3.    PRIORITY OF DISTRIBUTIONS

      3.1.  The priority of distributions from the Fund shall be as follows:

            3.1.1. first, to return the original capital of the Shareholders equal to $28.88 per share;

            3.1.2. second, to provide a 10% cumulative annual return (IRR) to the Shareholders as described in Section II paragraph 2.2 above;

            3.1.3. third, to accommodate the Incentive Fee allocation as described in Section II paragraph 2.1 above; and

            3.1.4. fourth, to accommodate the Incentive Fee allocation as described in Section II paragraph 2.3 above.

            In the event that upon liquidation the Shareholders have not received a 10% IRR and if the Investment Advisor has received Incentive Fee distributions, the Investment Advisor undertakes to promptly remit to the Fund, funds required to provide the Shareholders with a 10% IRR, but in

Exhibit 12                 INVESTMENT ADVISORY AGREEMENT          Page 19 of 22
--------------------------------------------------------------------------------


            no event exceeding the amount of Incentive Fee received from the Fund.

Exhibit 12                 INVESTMENT ADVISORY AGREEMENT          Page 20 of 22
--------------------------------------------------------------------------------


                                     ANNEX A

                         EBRD's ENVIRONMENTAL PROCEDURES

Exhibit 12                 INVESTMENT ADVISORY AGREEMENT          Page 21 of 22
--------------------------------------------------------------------------------


                                     ANNEX B

                      SERVOTECH'S ENVIRONMENTAL PROCEDURES

Exhibit 12                 INVESTMENT ADVISORY AGREEMENT          Page 22 of 22
--------------------------------------------------------------------------------


                                   SCHEDULE 2

                         PIONEER GROUP LETTER AGREEMENT